EXHIBIT 10-0

                             Arrow Electronics, Inc.

                          Stock Option Award Agreement



Grant Recipient: ________________

Date of Grant: __________________

Number of Shares Covered by this Option: ___________

Exercise Price Per Share: _________

Expiration Date: __________

          THIS AGREEMENT, effective as of the date of the grant, sets out the terms of Arrow's grant to you of a non-qualified stock option (the "option") under the Arrow Electronics, Inc. 2004 Omnibus Incentive Plan (the "plan").

          The plan and this agreement together provide a complete description of the terms and conditions governing this option. If there is any inconsistency between the terms of this agreement and the terms of the plan, the plan's terms will replace the conflicting terms of this agreement. You can only accept and receive the option by signing this agreement and returning it to us by ___________. By signing this agreement, you accept all of its terms. If you do not sign and return this agreement by the date indicated, your stock option will be forfeited.

1. The Option. Arrow hereby grants you an option to purchase the number of shares set forth above, at the stated exercise price per share, which is 100% of the fair market value of a share on the date of the grant.

2. Term. Except as expressly provided below, the term of this option begins as of the date of grant and continues through the 90-day period following your termination of employment. In no event may this option be exercised after the expiration date stated above.

3. Vesting Period. You do not have any rights or interests in this option until it vests. Except as expressly provided in this Agreement, your option will vest in accordance with the following schedule:

     (a) Twenty-five percent (25%) of the option (rounded to a whole share) will vest on each of the first, second, third, and fourth anniversaries of the date of grant, but only if you are still employed by Arrow (or one of its subsidiaries or affiliates) on the applicable anniversary.


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     (b) Any unvested part of this option will vest immediately upon your death, disability, or retirement, and the entire option will remain exercisable until the expiration date, but only if you are still employed by Arrow (or one of its subsidiaries or affiliates) at the time of your death, disability or retirement.

4.        Alternative Provisions Governing Vesting and Term of Exercise.

     (a) Termination on account of Change of Control. Any unvested portion of this option will vest immediately, and the entire option will remain exercisable until the Expiration Date, upon the termination of your employment by Arrow, or by you for good reason, within two years after a change of control of Arrow.

     (b) Termination on account of Death, Disability or Retirement. Upon your death, disability, or retirement, (i) any unvested part of this option will vest immediately and (ii) the entire option will remain exercisable until the Expiration Date, but in either case only if you are still employed by Arrow (or one of its subsidiaries or affiliates) at the time of your death, disability or retirement.

     (c) Termination by Arrow for Cause. Notwithstanding any other provision of this agreement to the contrary, including sections 4(a) and 4(b) above, if your employment is terminated by Arrow for cause, any portion of this option, whether vested or unvested, which remains unexercised will immediately be forfeited.

     (d) Change in Affiliation. Except as provided in section 4(b) above, if your employer or former employer ceases to be a subsidiary or affiliate of Arrow, the unexercised portion of your option, whether vested or unvested, will be forfeited.

     (e) Definitions. The terms, "cause", "change of control", "disability", "good reason", and "retirement", as used in this Section 4, are defined in
     Section 10 below.

5. Exercise. You (or your representative, upon your death), may exercise any vested portion of this option at any time during its term by giving written notice to Arrow's stock administrator and making payment to Arrow in an amount equal to the per share exercise price times the number of shares you wish to exercise, plus applicable taxes.

6. Military Leave. Your option will continue to vest and any vested portion will remain exercisable during its term while you are on any military leave of absence (as that term is defined in the then current applicable Arrow Employee Handbook).

7. No Transfers or Pledges. This option may only be transferred or assigned by will or by the laws of descent and distribution. No other assignment or transfer, or pledge or sale of any kind, whether voluntary or involuntary, by operation of law or otherwise, will vest in the assignee, buyer or transferee any right, title or interest whatsoever, except as the committee may, in their discretion, expressly permit.


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8.        Changes to this Agreement, the Plan, or Your Rights Under Them. This agreement and your rights under it are subject to all the terms and conditions of the plan, and the rules and regulations the Compensation Committee may adopt to administer it, as both the plan and those rules or regulations may be amended by the Committee from time to time. You expressly acknowledge that the Committee is authorized to administer, construe, and make all determinations necessary or appropriate to the administration of the plan and this agreement, all of which will be binding upon you. With the approval of Arrow's Board of Directors, the Committee may terminate, amend, or modify the plan itself, but no such termination, amendment, or modification of the plan may in any way adversely affect your rights under this Agreement without your written consent. In the event there is a change to Arrow's stock, whether as a result of dividend payments, recapitalization, stock splits, merger, consolidation, exchange of shares, or otherwise, the number and class of shares subject to this option, as well as the exercise price, may (but need not be) equitably adjusted by the Committee, in its sole discretion, to prevent dilution or enlargement of rights.

9.        Miscellaneous.

     (a) All of Arrow's obligations under the plan and this agreement will be binding on any successor to Arrow, whether the succession is the result of a direct or indirect purchase, merger, consolidation, a transfer of all or substantially all of the business and/or assets of Arrow, or otherwise.

     (b) Arrow may deduct or withhold, or require you to remit to Arrow as part of the exercise process, funds sufficient to satisfy federal, state, and local taxes (including your FICA obligation) required by law to be withheld in connection with any grant or exercise under this agreement.

     (c) You will have no rights as a stockholder of Arrow with respect to any of the shares subject to this option agreement unless and until you have exercised the option as to those shares and the shares have been issued and delivered to you.

     (d) This is not an employment contract, and it does not create or evidence any right to continued employment by Arrow. Unless you have a separate, specific agreement, in writing, expressly on the subject, you remain employed at will, which means that either you or Arrow can terminate your employment at any time

     (e) The provisions of this agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions will nevertheless be binding and enforceable, and the unenforceable provision may be modified by a court of competent jurisdiction to most nearly effectuate its intent.

     (f) To the extent not preempted by federal law, this agreement will be governed by, and construed in accordance with the internal laws of the State of New York (without regard to principles of conflict of laws). The


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     parties to this agreement (including any successor, assignee or heir)
     hereby waive to the fullest extent permitted by applicable law any right to a trial by jury with respect to any litigation directly or indirectly arising out of, under, or in connection with the plan or this agreement.

10. Definitions. For purposes of this agreement, the following terms will have the meanings set forth below:

     (a) It will be deemed to have been for "cause" if the committee determines, in its sole discretion, that you are terminated because you: (i) intentionally fail to perform your duties for Arrow and that failure continues after you receive written warning concerning your failure to perform (this does not mean a mere failure to attain financial goals); (ii) engage in illegal conduct or gross misconduct which is significantly and demonstrably injurious to Arrow; or (iii) you have violated any provision of Arrow's Worldwide Code of Business Conduct and Ethics or of any other written agreement you may have with Arrow. With respect to Non-employee Directors, "cause" is as defined by Arrow's bylaws.

     (b) "Change of control" means any of the following events: (i) any Person (as defined in the plan) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 30% or more of the combined voting power of Arrow's outstanding shares or other securities ordinarily having the right to vote at elections of the directors of Arrow ("Voting Securities"), without the prior express approval of Arrow's then incumbent Board of Directors; or (ii) individuals who constitute the Board on the date of this agreement (and/or individuals whose subsequent nomination or election received the approval of at least three quarters of the then incumbent Board) cease for any reason to constitute at least a majority of the Board. In no event, however, will a change of control be deemed to have occurred for purposes of this Agreement by virtue of any transaction which results in one or more executive officers of Arrow (as defined in Rule 3b-7 under the Exchange Act), or a group of Persons which includes one or more executive officers of Arrow, acquiring, directly or indirectly, 30% or more of the combined voting power of Arrow's Voting Securities.

     (c) For purposes of clause 4(b)(i) "Disability" means your total and permanent disability as determined by the Committee; for purposes of clause 4(b)(ii) "disability" means you qualify either for Social Security disability benefits or for long term disability benefits under a plan sponsored by Arrow or one of its subsidiaries or affiliates, either as determined by the Committee.

     (d) Arrow may add to, subtract from, or otherwise change your duties and responsibilities, or change your title, or relocate you at any time. You will have "good reason" to terminate your employment only if such action is taken during the two year period following a Change of Control and only if any such action substantially lessens your responsibilities or compensation, or involves a move of more than 50 miles, and Arrow does not rescind any such changes within thirty days after your written request


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     (e) "Retirement" means your retirement under a retirement plan of Arrow, or one of its subsidiaries or affiliates, at or after your normal retirement age or at an early retirement date, provided that the written consent of the Committee to your early retirement shall be required for the unvested portion of your option to vest under clause 4(b)(i) of this agreement on account of such early retirement.

          The parties acknowledge their acceptance of all of the terms of this agreement by signing where indicated below.

Arrow Electronics, Inc.           Grant Recipient



By:                                By:
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